The Parking REIT, Inc. Enters into Definitive Agreement with an Affiliate of Bombe Asset Management LLC to Acquire a Majority Stake

LAS VEGAS (Jan. 14, 2021) – The Parking REIT, Inc. (“The Parking REIT” or the “Company”) announced today that it has entered into a definitive agreement with an affiliate of Bombe Asset Management LLC, a Cincinnati, Ohio based alternative asset management firm (“Bombe”), under which Bombe has agreed to invest over $125 million in the Company. The agreement provides for Bombe’s investment of $35 million in cash plus the contribution of parking assets and other property valued at more than $90 million in exchange for operating partnership units valued at $11.75 per unit and warrants to purchase The Parking REIT common stock.
The agreement also provides that Bombe will commence a tender offer to purchase, subject to the offer conditions, approximately 15% of The Parking REIT’s outstanding shares of common stock for $11.75 per share in cash. Bombe expects to commence the tender offer promptly upon closing and, upon commencement of the tender offer, Bombe will distribute offering materials to The Parking REIT’s stockholders describing the tender offer’s terms and conditions.
As part of the transaction, Bombe has agreed to purchase 1,549,324 shares of common stock of The Parking REIT for $11.75 per share from Vestin Realty Mortgage I, Inc., Vestin Realty Mortgage II, Inc. and Michael V. Shustek (collectively, the “Advisor”) and the Advisor’s affiliates.  In addition, at closing, the Advisor will surrender its claim to 400,000 shares of common stock due to the Advisor from The Parking REIT on December 31, 2021 and contribute 175,000 shares of common stock to a settlement fund.  Bombe has agreed to purchase the shares from the settlement fund for $11.75 per share, which proceeds will be used for the benefit of the Company’s common stockholders. The settlement fund is being created as part of an agreement in principle to settle, subject to court approval, three pending class action lawsuits in which The Parking REIT is named as a defendant.  Following the transaction and the tender offer, Bombe will own a majority of the Company’s common equity on a fully diluted basis.
Upon completion of the transaction, Michael V. Shustek will resign as a director and officer of The Parking REIT, Manuel Chavez of Bombe will become the Chief Executive Officer of The Parking REIT, Stephanie Hogue of Bombe will become the President of The Parking REIT and the Board is expected to have seven directors, consisting of five directors appointed by Bombe, one new independent director appointed by the independent directors of The Parking REIT, and Shawn Nelson, a current independent director of The Parking REIT.
The Parking REIT Board of Directors and a Special Committee of independent directors unanimously approved the definitive agreement and the related transactions. Mr. Shustek recused himself from the Board vote regarding the transaction.
In mid-2019, the Company engaged financial and legal advisors and began to explore a broad range of potential strategic alternatives to provide liquidity to stockholders.  A Special Committee led by Shawn Nelson was formed after Bombe first approached The Parking REIT in 2020 with an interest in acquiring the shares of common stock of the Company owned by the Advisor.
“After a thorough strategic review process, we have decided to enter into this agreement with Bombe, which we believe will create significant value for the stockholders of The Parking REIT and better position The Parking REIT to pursue a liquidity event,” said Shawn Nelson, Chairman of the Special Committee. “ I believe this transaction will open an exciting new chapter for The Parking REIT and its stockholders.  I am confident that Manuel and Stephanie will be great additions to our management team as we pursue our ongoing goal of enhancing value for our stockholders.”
“The management team at The Parking REIT has compiled a portfolio of assets that holds a tremendous amount of value for the communities in which they operate,” said Manuel Chavez, founder and managing partner of Bombe.  “Our decades of industry experience position us to create a bespoke plan for each asset and position them to capture market share as the market normalizes. We are excited to bring our experience to The Parking REIT and create sustainable value for all stakeholders.”
Stephanie Hogue, managing partner of Bombe, added: “The transportation industry is experiencing exciting changes, which creates opportunities for innovation and strategic growth, and most importantly, maintaining relevancy and usefulness for the consumers that use these car parks.  Parking is critical to the transportation experience, particularly following the COVID pandemic, and we are looking forward to taking The Parking REIT to the next stages of its growth.”
The completion of the transaction is expected to occur in the second quarter of the year and is subject to several closing conditions.
Venable LLP is acting as legal advisor to the Special Committee. Latham & Watkins, LLP is acting as legal counsel to The Parking REIT.

Bombe is being advised by Keating Muething & Klekamp PLL as legal counsel, PwC LLP as tax advisor and Sullivan & Worcester LLP as tax counsel.

Snell & Wilmer LLP is acting as legal counsel to the Advisor.

About The Parking REIT, Inc.
The Parking REIT, Inc. is an internally-managed, publicly registered, non-listed real estate company that invests primarily in parking lots and garages in the United States. Its assets include 37 parking facilities located in 16 states. For more information, please visit TheParkingREIT.com.

About Bombe Asset Management
Bombe Asset Management is a privately-held alternative asset management company specializing in the optimization of infrastructure, transportation, and distribution real estate assets. It is headquartered in Cincinnati, Ohio.

Additional Information and Where to Find It
This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities.  The Company plans to file relevant documents with the Securities and Exchange Commission (“SEC”) regarding the proposed transaction. Separately, Bombe will file tender offer materials with the SEC and the Company will file a Solicitation/Recommendation Statement with respect to the tender offer. The tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other offer documents) and the Solicitation/Recommendation Statement will contain important information, which should be read carefully before any decision is made with respect to the tender offer. INVESTORS ARE URGED TO READ THE TENDER OFFER DOCUMENTS, THE SOLICITATION / RECOMMENDATION STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other offer documents), the Solicitation/Recommendation Statement and other relevant documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by the Company with the SEC will be available free of charge on the Company’s website at TheParkingREIT.com or by directing a written request to The Parking REIT, Inc.

Forward-looking statements
The information contained in this press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe existing or future plans and strategies, contain projections of results of operations, liquidity and/or financial condition or state other forward-looking information. Statements, among others, relating to The Parking REIT’s ability to complete the announced transaction and generate future growth and deliver returns are forward-looking statements, and The Parking REIT cannot assure you that it will achieve such results. The ability of The Parking REIT to predict future events or conditions or their impact or the actual effect of existing or future plans or strategies is inherently uncertain, in particular due to the uncertainties created by the COVID-19 pandemic.  Although The Parking REIT believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, The Parking REIT can give no assurance that the expectations will be attained or that any deviation will not be material. Actual results may differ materially from those contemplated by such forward-looking statements, including as a result of those factors set forth in the Risk Factors section of the Company's most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q.  Additional risks and uncertainties include, but are not limited to: the parties’ ability to satisfy the conditions in the definitive agreement; the timing of and ability to obtain any required consents and regulatory clearances and approvals for the transaction; the parties’ ability to recognize the benefits of investments generally, including potential synergies; failure of an investment to achieve its plans and objectives generally; risk that proposed investments may disrupt operations or pose difficulties in employee retention or otherwise affect financial or operating results. Forward-looking statements speak only as of the date they are made, and The Parking REIT undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. You are cautioned not to place undue reliance on these forward-looking statements, which reflect The Parking REIT’s view only as of the date of this press release.

The Parking REIT Contact:
Brandon Welch
Senior Vice President, Capital Markets
(702) 857-7471
bwelch@theparkingreit.com

###